SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        September 4, 2002
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.

Third Quarter and Full Year 2002 Outlook
-----------------------------------------

Unocal Corporation (the "Company") estimates net earnings per share will be in the upper end of the previously announced range of 45 to 55 cents per share (diluted) in the third quarter of 2002. The Company expects the effect of higher prices and lower dry hole costs will more than offset the effect of lower production.

The Company's third quarter 2002 forecast assumes average NYMEX benchmark prices of $28.25 per barrel of crude oil and $3.10 per million British thermal units ("MMBtus") for North America natural gas. Dry hole costs are expected to be at the lower end of the previously forecast $30 to $40 million range. The Company's worldwide net production is expected to average between 470,000 to 480,000 barrels-of-oil-equivalent ("BOE") per day in the third quarter of 2002. This compares with the earlier forecast of 480,000 to 490,000 BOE per day.

For the full-year 2002, the Company still expects net earnings per share (diluted) to be between $1.60 and $1.80. The full-year forecast assumes average NYMEX benchmark prices of $26.00 per barrel for crude oil and $3.00 per MMBtus for North America natural gas. Net production for the year is expected to average between 480,000 and 490,000 BOE per day, compared with the earlier forecast of 490,000 to 500,000 BOE per day.

Pure Resources Exchange Offer
-----------------------------

The prospectus for the tender offer to Pure Resources, Inc. ("Pure"), minority stockholders to exchange Pure shares that Unocal does not already own for Unocal shares was mailed Thursday, September 5, 2002. The stockholders will have 20 business days to tender their shares unless the offer is extended.
The Company currently owns 65 percent of the outstanding Pure shares.

Drilling Results Update
------------------------

The Company participated in an appraisal well on the deepwater K2 discovery, which encountered more than 300 feet of net oil pay in three sands. K2 is located on Green Canyon Block 562, about 180 miles south of New Orleans at a water depth of almost 4,000 feet. Drilled to a total depth of 25,700 feet, the appraisal well confirmed the findings of the discovery well. The well encountered pay in additional intervals where no pay was found in the discovery well. The Company and its co-venturers are evaluating the well data to determine the size of the reservoir and estimate the resource potential. The success of this well solidifies the Company's confidence that the project will proceed toward sanction and development with first production as early as 2004.
The Company holds a 12.5 percent working interest in the K2 discovery.

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This filing contains certain forward-looking statements about expected earnings, commodity prices, dry hole costs, oil field development and production.
These statements are not guarantees of future performance. The statements are based upon Unocal's current expectations and beliefs and are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward looking statements. Actual results could differ materially as a result of factors discussed in Unocal's 2001 Annual Report on Form 10-K and subsequent reports.

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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                 UNOCAL CORPORATION
                                                   (Registrant)




Date:  September 6, 2002                        By:  /s/ JOE D. CECIL
      --------------------                       -------------------------------
                                                  Joe D. Cecil
                                                  Vice President and Comptroller



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